UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 13, 2005

nSTOR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12895	95-2094565

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6190 Corte Del Cedro, Carlsbad California	92009

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(760) 683-2500

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 13, 2005, we entered into an Option Agreement (the “Option Agreement”) with Pacific Technology Group, Inc. (“Pacific”) and Halco Investments, L.C. (“Halco”) pursuant to which we may repurchase (the “Option”) 48,000,000 shares of the our common stock (the “Common Stock”) held by Halco and 20,000,000 shares of the our Common Stock held by Pacific, for a purchase price of twenty-two cents ($0.22) per share.  The Option is exercisable on or prior to November 30, 2005.  In consideration for the Option, we have arranged the conversion of $9,100,000 of debt owed by us to H. Irwin Levy and Cenvill Recreation, Inc., a corporation controlled by Mr. Levy (the “Levy Group”), into 9,100 shares of our newly designated Series M Convertible Preferred Stock with a stated value of $1,000 per share of preferred stock (“Series M Preferred Stock”).  A copy of the Option Agreement is attached hereto as Exhibit 10.

On January 13, 2005, the Levy Group agreed to exchange $9,100,000 of debt owed by us to the Levy Group for 9,100 shares of our Series M Preferred Stock with a stated value of $1,000 per share of preferred stock.  Such Series M Preferred Stock is convertible into shares of Common Stock at a conversion rate of 4,000 shares of Common Stock for each share of Series M Preferred Stock converted, representing a conversion price of $0.25 per common share.

Item 3.02	Unregistered Sales of Equity Securities

On January 13, 2005, the Levy Group exchanged $9,100,000 of debt owed to them by us for 9,100 shares of our Series M Preferred Stock with a stated value of $1,000 per share of preferred stock.  The terms of the Series M Preferred Stock are described in Item 5.03 below.  In as much as we are issuing the Series M Preferred Stock to only two persons/entities, both of whom are accredited, we are relying on Section 4(2) of the Securities Act of 1933, as amended, as an exemption from registration

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 10, 2005, we filed a Certificate of Designation with the Department of State of the State of Delaware designating a Series M Convertible Preferred Stock.  A copy of such designation is attached hereto as Exhibit 3(i).  Each share of Series M Preferred Stock (i) shall accrue dividends at 5% per annum, (ii) may be redeemed by us at a price equal to $1,000 per share and (iii) may be converted into 4,000 shares of Common Stock representing a conversion price of $.25 per common share beginning on January 13, 2006.

Attached as Exhibit 99.1 is a press release issued on January 13, 2005 which describes the foregoing transactions.

Item 9.01	Financial Statements and Exhibits

	(c)	Exhibits

		3(i)	Certificate of Designation for Series M Preferred Stock.

		10	Option Agreement by and among Pacific Technology Group, Inc., Halco Investments, L.C. and nStor Technologies, Inc.

		99.1	Press Release dated January 13, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

nSTOR TECHNOLOGIES, INC.
(Registrant)

Date: January 13, 2005	By:	/s/ Jack Jaiven

Jack Jaiven
Vice President